Exhibit 32.1
CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Paula Ragan, Ph.D., Chief Executive Officer of X4 Pharmaceuticals, Inc. (the “Company”), and Adam S. Mostafa, Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1.The Company’s Annual Report on Form 10-K for the period ended December 31, 2023, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 21st day of March, 2024.

/s/ Paula Ragan, Ph.D.        /s/ Adam S. Mostafa
Paula Ragan, Ph.D.        Adam S. Mostafa
Chief Executive Officer        Chief Financial Officer
(Principal Executive Officer)             (Principal Financial Officer and Principal Accounting Officer)